Exhibit 99.1

News Release

Victory Capital Sets the Record Straight on Actionability of Its Clearly Superior Proposal to Acquire Janus Henderson

Trian’s Efforts to Blanket Market with Misinformation Should Not Deny Janus Henderson Shareholders a Superior and Compelling Opportunity

Victory Capital’s Exceptional Financial Performance Underscores Strong Fundamentals and Reinforces Ability to Generate Long-Term Value

San Antonio, Texas, March 23, 2026 – Victory Capital Holdings, Inc. (NASDAQ: VCTR) (“Victory Capital” or the “Company”) today set the record straight on the actionability of its clearly superior proposal to acquire Janus Henderson Group plc (NYSE: JHG) (“Janus Henderson”).

Victory Capital has put forward a proposal in which Janus Henderson shareholders would receive $40.00 per share in cash and a fixed exchange ratio of 0.250 shares of Victory Capital common stock for each Janus Henderson share owned which provides full value for Janus Henderson today plus 31% ownership in a stronger, more competitive asset management platform. This proposal represents total consideration of $57.05 per Janus Henderson share.1 In contrast, Trian is attempting to purchase Janus Henderson at $49.00 per share. That might be attractive to Trian, but it represents a lost opportunity for Janus Henderson shareholders, especially in light of Victory Capital’s proposal.

The clearly superior nature of Victory Capital’s proposal was underscored in analysis conducted by Janus Henderson’s own financial advisor, which clearly demonstrates the upside potential of Victory Capital’s proposal through pro forma value creation and increased share price across 34 of 36 potential scenarios identified by Janus Henderson’s advisor even prior to Victory Capital’s current improved proposal.2

Unfortunately, to the detriment of Janus Henderson’s non-Trian shareholders, the public discourse around Victory Capital’s superior proposal is being littered with misinformation.

Recent media reports have included statements from unnamed sources regarding Janus Henderson employees’ and clients’ purported views on the Victory deal. These statements are a clear attempt to manufacture uncertainty in the market around Victory Capital’s ability to close the proposed transaction with Janus Henderson.

1 Based on closing price of Victory Capital stock as of March 20, 2026.

2 See “Project Jewel Discussion Materials,” dated March 3, 2026, filed as Exhibit 99.(c)(ix) to the Schedule 13E-3/A filed on March 11, 2026.

Meanwhile, the Special Committee of the Janus Henderson Board of Directors (the “Special Committee”) has yet to provide Victory Capital with the opportunity to share its perspective for the combined company in a professional and detailed manner with either the Special Committee or Janus Henderson’s stakeholders. As a result, Victory Capital believes that anything that has been represented to date to Janus Henderson clients and employees regarding Victory Capital’s intentions, culture, client servicing and operational plans fails to reflect Victory Capital’s vision and track record, and also appears to have been presented to these constituents by individuals who do not have direct information about Victory Capital and likely stand to benefit from completing the currently contemplated Trian transaction.

Further, it is worth noting that the clients cited in recent media coverage – the wealth-management units of Morgan Stanley and Citigroup – are investment management clients of both Victory Capital and Janus Henderson who understand the true value of Victory Capital’s products. Victory Capital has been told that those statements in the press do not reflect the corporate positions of these institutions, and, moreover, it would not be industry practice for a client to comment publicly on a transaction or client matters, especially at this point in the process. Victory Capital believes these are manufactured attempts by those who stand to benefit from the transaction to create uncertainty and doubt about Victory Capital’s superior proposal.

In addition, Trian’s “Perspectives on Victory Capital and its Proposals” presentation released on March 20, 2026 should be taken for what it is – misguided and manipulative observations aimed at salvaging its inferior, insider deal.

It is also important to correct the following claims cited by the Special Committee as the basis for its rejection of Victory Capital’s February 26, 2026 proposal.

Claim	Facts
Actionability of Victory’s Proposal
“Significant Uncertainty in Ability to Obtain the Required 75% Client Consent Threshold.”[3]

✓   Victory Capital has achieved an overwhelming 95%+ client consent in each of its acquisitions as a public company

✓    Never observed a precedent transaction with a public company target of any material size failing to close because of a consent condition

✓   Victory Capital has a robust and well-diversified client base, and it currently has products with ~150,000 financial advisors, representing over half of all advisors in the U.S. and millions of individual investors

3 Janus Henderson press release dated March 11, 2026.

✓    A sample of Victory Capital’s largest U.S. intermediary distribution clients include:

o       Wirehouse: Morgan Stanley, Merrill Lynch, Wells Fargo, and UBS

o       Regionals/Independents: Edward Jones, Raymond James, LPL Financial, and Ameriprise Financial

o       Private Banks: JP Morgan, Citigroup, and US Bank

o       Retirement: Empower, Fidelity, and Great Gray

o       Custodial Platforms: Fidelity, BNY Pershing, Charles Schwab, and Envestnet

✓   Victory Capital has a significant U.S. institutional presence with more than 460 institutional mandates across more than 425 clients; Victory Capital has clients that are in common with 8 of the top 10 largest U.S. institutional consultants

✓    Victory Capital has a globalized business with 18% of total client assets from international clients in 60 countries

“Janus Henderson may suffer substantial client outflows and employee attrition given Victory’s aggressive planned cost-cutting and clients’ resulting expectations of reduced client service and diminished investment performance.”[4]

✓    To date, Victory Capital has been denied the opportunity to have a professional and detailed discussion with the Special Committee and the Janus Henderson stakeholders and therefore any reference to Victory Capital’s intended strategy is misinformed

✓   Victory Capital has made commitments to retaining investment professionals and their investment processes and preserving the Janus Henderson brand, as well as ensuring that lucrative retention programs are put in place at Janus Henderson across the organization

✓   Victory Capital preserves the investment autonomy of each investment team – Victory Capital’s centralized, but not standardized, support allows investment professionals to focus on client outcomes and portfolios

✓    Combined company would be more competitive and have even greater resources to make further investments to enhance operating and distribution platforms, benefiting all employees and materially improving growth prospects

✓   Synergies driven by efficiencies in the middle and back office, operational and administrative infrastructure, vendor consolidation and duplication will leverage the economies of scale of the combined platform creating one of the largest asset managers in the world and, most importantly, would not compromise client experience or compliance, systems, and services

4 Janus Henderson press release dated March 11, 2026.

“Highly Uncertain Janus Henderson Shareholder Approval.”[5]

✓    Victory Capital believes Janus Henderson shareholders will overwhelmingly support its proposed transaction when they are provided with the opportunity to vote on it given the strength of Victory Capital’s proposal

✓    Precedent merger votes at publicly listed Jersey-incorporated targets over the last 10 years have consistently received support from more than 95% of votes cast, which is higher than what Victory Capital would have to achieve from non-Trian shareholders at anticipated attendance levels

✓    Victory Capital’s improved proposal offers almost the entirety of Janus Henderson’s October 24, 2025 unaffected share price in cash, with the stock consideration providing additional value and substantial upside participation through 31% ownership of the pro forma company

“Victory has not adequately justified its synergies estimate, which exceeds typical synergy levels realized in precedent transactions.”[6]

✓    Victory Capital has an exceptional track record of delivering synergies as a public company while enhancing client experience

✓    In each of its major transactions, Victory Capital has not only captured substantial synergies, but often surpassed initial expectations

✓    Janus Henderson’s own financial advisor acknowledges that precedent asset management transactions typically generate synergies equal to roughly 30% of the target’s expense base[7]

✓   Against that benchmark, Victory Capital’s target of ~31% synergy realization on Janus Henderson’s 2025 expense base is achievable and consistent with its history

✓    Victory has Adjusted EBITDA margins of ~50%, compared to ~30% for Janus Henderson. Including its estimated $500 million annual synergies, the combined company’s margins would still be less than Victory’s standalone margins

5 Janus Henderson press release dated March 11, 2026.

6 Janus Henderson press release dated March 11, 2026.

7 Reference page 11 of “Project Jewel Discussion Materials” dated March 3, 2026, filed as Exhibit 99.(c)(ix) to the Schedule 13E-3/A on March 11, 2026.

✓     Morgan Stanley’s well-regarded research analyst substantiates Victory Capital’s estimated synergies target in a report, “the $500m in cost synergies represent ~23% of JHG’s cost base, which we view as reasonable and in line with historical precedent across large-scale asset management combinations.”[8]

✓   Victory Capital has still not been provided any documents or given access to data that would provide additional background to present a detailed plan around capturing synergies

“Victory Shareholder Vote Is Uncertain.”[9]

✓   Victory Capital is the best-performing public traditional asset manager in the period since its February 2018 IPO, with a TSR of 525%+, delivering substantial value creation to shareholders

✓   Victory Capital maintains a robust engagement program with its shareholders, a significant number of which have proactively expressed their support for Victory Capital’s proposed transaction with Janus Henderson

✓   In its recent Pioneer transaction, over 99% of the votes cast supported the share issuance proposal

✓   The pro forma company offers stability and meaningful long-term value creation opportunities for both shareholders and employees, including the strategic advantages of creating a larger, more competitive asset manager with enhanced diversification and distribution capabilities

“Victory’s debt commitment papers are in draft form, include a due diligence out for the lenders and are subject to credit committee approval.”[10]

✓   Victory Capital’s compelling improved proposal is fully actionable and is fully financed

✓   The financing is structured conservatively, independent of synergies and is based on the credit profile and cash flow generation ability of the combined business

✓   Despite the lack of meaningful engagement to date and any ability for Victory Capital or its financing sources to conduct due diligence on Janus Henderson, Victory Capital has the required financing commitment papers

8 Morgan Stanley research report dated March 2, 2026. Permission to use quote neither sought nor obtained.

9 Janus Henderson press release dated March 11, 2026.

10 Janus Henderson press release dated March 11, 2026.

Victory Capital’s Financial Performance Underscores Strong Fundamentals and Ability to Generate Long-Term Value

Victory Capital has delivered best-in-class total shareholder returns, consistent earnings growth and has a proven ability to create long-term value. The following highlights key performance metrics that underscore Victory Capital’s track record of sustained value creation and demonstrate that its proposal is grounded in the strength of its business.

Performance Since IPO (Feb 2018)

•    Since its IPO in February 2018, Victory Capital has delivered a Total Shareholder Return of over 525%+, the best in the public traditional asset management sector

o       The next highest-performing peer generated a TSR of just 210% over the same period

•    Victory Capital also maintains the highest 2026 YTD TSR of 9% across its peer group[11]

•    Victory Capital has grown the Company’s total client assets since its IPO 438% from $61 billion to $327 billion

•    Quarterly revenue has grown 256% from IPO

•    Annualized revenue based on Q4 2025 is $1.5bn

•    Quarterly adjusted EPS has grown 345% from Victory Capital’s first quarter as a public company, Q1 2018, to $1.78

•    Adjusted annual EPS CAGR is 21% since Victory Capital’s initial public offering

•    Victory Capital beat or met its consensus EPS 91% of the time since the Company’s IPO

•    Annual gross flows have grown 254% since the Company’s IPO

•    Annualized gross flows based on Q4 2025 of $68 billion

•    Victory Capital raised $156 million at its IPO and has since returned over $1.2 billion in capital to shareholders through dividends and buybacks

•    The dividend has increased for five consecutive years, growing from $0 to $0.49 per quarter since its IPO

Key KPIs and Financial Highlights

•    Victory Capital is a $327 billion global asset manager serving clients in more than 60 countries outside the United States, with millions of individual investors worldwide

•    Victory Capital achieved record quarterly and/or annual financial results across the below metrics in 2025:

o       Total Client Assets

o       Gross Flows

o       Revenue

o       Adjusted EBITDA

o       Net Income (GAAP)

o       Adjusted Net Income

o       Adjusted EPS

o       Cash Flow from Operations

o       Dividend

o       Total Capital Returned to Shareholders

o       Share Price

11 Peer group includes JHG, TROW, BLK, BEN, AB, IVZ, APAM, AMG, and VRTS.

PJT Partners is serving as financial advisor to Victory Capital and Willkie Farr & Gallagher LLP is serving as legal advisor.

About Victory Capital

Victory Capital (NASDAQ: VCTR) is a diversified global asset management firm with $327.1 billion in total client assets under management as of February 28, 2026. We serve institutional, intermediary, and individual clients through our Investment Franchises and Solutions Platform, which manage specialized investment strategies across traditional and alternative asset classes. Our differentiated approach combines the power of investment autonomy with the support of a robust, fully integrated operational and distribution platform. Clients have access to focused, top-tier investment talent equipped with comprehensive resources designed to deliver competitive long-term performance.

Victory Capital is headquartered in San Antonio, Texas. To learn more, visit www.vcm.com or follow us on Facebook, Twitter (X), and LinkedIn.

Forward-Looking Statements

This communication contains forward-looking statements within the meaning of applicable U.S. federal and non-U.S. securities laws. These statements may include, without limitation, any statements preceded by, followed by or including words such as “target,” “believe,” “expect,” “aim,” “intend,” “may,” “anticipate,” “assume,” “budget,” “continue,” “estimate,” “future,” “objective,” “outlook,” “plan,” “potential,” “predict,” “project,” “will,” “can have,” “likely,” “should,” “would,” “could” and other words and terms of similar meaning or the negative thereof and include, but are not limited to, statements regarding the outlook for Victory Capital Holdings, Inc.’s (“Victory Capital”) future business and financial performance. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors beyond Victory Capital’s control and could cause Victory Capital’s actual results, performance or achievements to be materially different from the expected results, performance or achievements expressed or implied by such forward-looking statements. All statements, other than historical facts, including statements regarding the ultimate outcome of discussions between Victory Capital and Janus Henderson Group plc (“Janus Henderson”), including the possibilities that Victory Capital will not pursue a transaction with Janus Henderson or that Janus Henderson will reject a transaction with Victory Capital; the ability of the parties to complete a transaction when expected or at all; the risk that the conditions to the closing of any proposed transaction, including receipt of required regulatory approvals, client consents and approval of Victory Capital’s or Janus Henderson’s stockholders, are not satisfied in a timely manner or at all; potential litigation related to any proposed transaction; the risk that disruption from the proposed transaction adversely affects the respective businesses and operations of Victory Capital and Janus Henderson; the expected benefits of any proposed transaction, such as expected revenue, EBITDA, EBITDA margin, and/or synergies, efficiencies or cost savings; growth potential of Victory Capital, Janus Henderson or a potentially combined company; diversified product offerings and expanded distribution; market profile and financial strength, including near term and long-term value for shareholders, and opportunities for long-term growth and value creation; potential adverse reactions or changes to client and other business relationships resulting from the announcement, pendency or completion of the transaction; the ability to retain key employees; the competitive ability and position of Victory Capital, Janus Henderson or a potentially combined company; the ability to effectively and efficiently integrate the companies; future plans and investments; and any assumptions underlying any of the foregoing, are forward-looking statements. Factors that may affect the future results of Victory Capital are set forth in Victory Capital’s filings with the U.S. Securities and Exchange Commission (the “SEC”), including Victory Capital’s most recently filed Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings with the SEC, which are available on the SEC’s website at www.sec.gov. The risks and uncertainties described above and in Victory Capital’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q are not exclusive and further information concerning Victory Capital and its business, including factors that potentially could materially affect Victory Capital’s business, financial condition or operating results, may emerge from time to time. Readers are urged to consider these factors carefully in evaluating these forward-looking statements, and not to place undue reliance on any forward-looking statements. Readers should also carefully review the risk factors described in other documents that Victory Capital files from time to time with the SEC. The forward-looking statements in these materials speak only as of the date of these materials. Except as required by law, Victory Capital assumes no obligation to update or revise these forward-looking statements for any reason, even if new information becomes available in the future.

No Offer or Solicitation

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Additional Information and Where to Find It

This communication relates to a proposal which Victory Capital has made to the Special Committee of Janus Henderson’s Board of Directors for an acquisition of Janus Henderson. In furtherance of this proposal and subject to future developments, Victory Capital (and, if a negotiated transaction is agreed, Janus Henderson) may file one or more registration statements, proxy statements, tender offer statements or other documents with the SEC. This communication is not a substitute for any proxy statement, registration statement, tender offer statement, prospectus or other document Victory Capital and/or Janus Henderson may file with the SEC in connection with the proposed transactions.

INVESTORS AND SECURITY HOLDERS OF VICTORY CAPITAL AND JANUS HENDERSON ARE URGED TO READ ANY PROXY STATEMENT(S), REGISTRATION STATEMENT(S), TENDER OFFER STATEMENT, PROSPECTUS AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT VICTORY CAPITAL, JANUS HENDERSON AND THE PROPOSED TRANSACTION. Any definitive proxy statement(s) or prospectus(es) (if and when available) will be mailed to stockholders of Victory Capital and/or Janus Henderson, as applicable. Investors and security holders will be able to obtain copies of these documents (if and when available) and other documents filed with the SEC by Victory Capital free of charge through the website maintained by the SEC at www.sec.gov. Copies of the documents filed by Victory Capital (if and when available) will also be made available free of charge by accessing Victory Capital’s website at www.vcm.com.

Certain Information Regarding Participants

This communication is neither a solicitation of a proxy nor a substitute for any proxy statement or other filings that may be made with the SEC. Nonetheless, Victory Capital and its directors and certain of its executive officers and other members of management and employees may be deemed, under SEC rules, to be participants in the solicitation of proxies in respect of any proposed transaction. Security holders may obtain information regarding the names, affiliations and interests of such individuals in Victory Capital’s definitive proxy statement for the 2025 annual meeting of stockholders, which was filed with the SEC on March 28, 2025 and certain of its Current Reports on Form 8-K. Additional information regarding the interests of such individuals in the proposed transaction will be included in one or more registration statements, proxy statements, tender offer statements or other documents filed with the SEC if and when they become available. These documents (if and when available) may be obtained free of charge from the SEC’s website at http://www.sec.gov and Victory Capital’s website at www.vcm.com.

Investors:
Matthew Dennis, CFA
Chief of Staff
Director, Investor Relations
216-898-2412
mdennis@vcm.com

Media:
Andy Brimmer / Richard M. Goldman / Maggie Carangelo
Joele Frank, Wilkinson Brimmer Katcher
(212) 355-4449
VictoryCapitalMedia@Joelefrank.com

Jessica Davila
Director, Global Communications
210-694-9693
jessica_davila@vcm.com